SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                             (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]              Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                            Excal Enterprises, Inc.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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                       EXCAL ENTERPRISES, INC.

                      NOTICE AND PROXY STATEMENT

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD NOVEMBER 5, 1997


October 3, 1997



Dear Excal Shareholder:

   PLEASE TAKE NOTICE that the annual meeting of shareholders of Excal Enterprises, Inc. will be held on Wednesday, November 5, 1997, at 11:00 a.m., local time, at the Holiday Inn located at I-95 and Airport Road, Jacksonville, Florida.

             The meeting will be held for the following purposes:

                  1. To elect one Class II Director to serve for a three year term expiring at the annual meeting of shareholders to be held in 2000 and until his successor is elected and qualified.

                  2. To ratify the selection of Pender Newkirk & Company as independent auditors for the current fiscal year ending June 30, 1998.

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The shareholders of record at the close of business on September 29, 1997 will be entitled to vote at the annual meeting.

   It is hoped you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. If you are present at the meeting, you may revoke your proxy and vote in person.



Sincerely,



W. Carey Webb
President and Chief Executive Officer




                            EXCAL ENTERPRISES, INC.

                      100 North Tampa Street, Suite 3575
                             Tampa, Florida 33602


                                PROXY STATEMENT

   This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Excal Enterprises, Inc. (the "Company") on or about October 3, 1997 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Annual Meeting of Shareholders of the Company.
The meeting will be held on Wednesday, November 5, 1997, at 11:00 A.M., local time, at the Holiday Inn located at I-95 and Airport Road,, Jacksonville, Florida.

   The Board of Directors has designated W. Carey Webb and Timothy R. Barnes, and each or either of them, with full power of substitution, as proxies to vote the shares of common stock solicited on its behalf. The form of proxy is in ballot form so that a specification may be made to indicate approval or disapproval of, or to abstain with respect to, each of the proposals. All shares represented by proxies will be voted in accordance with the specifications marked thereon or, if no specifications are made, will be voted "for" each of the proposals. Any stockholder giving a proxy may revoke the same at any time by (i) giving written notice of revocation to the Secretary of the Company, (ii) by submitting a later dated proxy with a different vote; or (iii) by attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                               VOTING SECURITIES

   The record of stockholders entitled to vote was taken at the close of business on September 29, 1997 (the "Record Date"). At such date, the Company had outstanding and entitled to vote 3,984,594 shares of Common Stock, $0.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder to one vote. Holders of a majority of the votes must be present in person or represented by proxy to constitute a quorum at the annual meeting.

   The following table sets forth information, to the best of the Company's knowledge, relating to the beneficial ownership of Common Stock as of the Record Date of each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, for each director and each executive officer of the Company named in the Summary Compensation Table elsewhere in this Proxy Statement and for all directors and executive officers as a group. Except as otherwise indicated, the persons shown exercise sole voting and investment power over the shares. Where indicated in footnotes to the table, share ownership includes shares subject to options or warrants that are presently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

                             Shares of Common StockPercentage
          Name of Beneficial Owner Beneficially Owned of Class

          R. Park Newton, III (1)           1,303,812 (2)       30.4%
          Gotham Partners, L.P. (3)           580,500           14.6%
          William S. Friedman (4)             300,000            7.5%
          W. Carey Webb                       250,000 (5)        5.9%
          John L. Caskey                       84,700 (6)        2.1%
          W. Aris Newton                       82,700 (7)        2.0%
          Timothy R. Barnes                    75,000 (8)        1.8%
          All directors and executive
          officers as a group (5 persons)   1,796,212 (9)       37.9%


(1)The business address of Mr. Newton is 100 North Tampa Street, Suite 3575, Tampa, Florida 33602.

(2)Includes (1) 440,112 shares owned jointly by Mr. Newton and his wife directly or through a corporation wholly owned by Mr. and Mrs. Newton, over which Mr. Newton holds shared voting and investment power, (2) 200 shares owned directly, (3) 1,000 shares owned directly by his wife, as to which Mr. Newton disclaims any beneficial ownership, (4) 552,500 shares held in a limited partnership for the benefit of certain members of Mr. Newton's family, over which Mr. Newton and his wife have shared voting and investment power, and (5) 310,000 shares subject to warrants and options with exercise prices ranging from $1.00 to $7.43 per share. Does not include options to acquire 300,000 shares awarded by the special compensation committee but not yet issued since the Company's shareholder rights plan must be amended to allow the grant of the referenced options to Mr. Newton.

(3)Gotham Partners, L.P. (OGothamO) and Gotham Partners II, L.P.(OGotham IIO) , both New York limited partnerships, filed a 13-D dated August 27, 1997 and an amedment thereto dated September 15, 1997. Section H Partners, a New York limited partnership, is the sole general partner of Gotham and Gotham II. Karenina Corp, L.P., a New York corporation wholly owned by Mr. William A. Ackerman, and DPB Corp., a New york corporation wholly owned by Mr. David P. Berkowitz, are the sole general partners of Section H Partners, L.P. The business address of Gotham, Gotham II, Section H Partners, L.P., Karenina Corp, DPB Corp., Mr. Ackerman and Mr. Berkowitz is 110 East 42nd Street, 18th Floor, New York, New York 10017. According to the amended 13-D, Gotham has the voting and dispositive power over 574,443 shares and Gotham II has voting and dispositive power over 6,057 shares.

(4)William S. Friedman and National Realty Trust (the OTrustO), a California business trust, filed a 13-D dated May 1, 1997, which was subsequently amended, stating that Mr. Friedman, an officer and trustee of the Trust, has informally agreed to vote and dispose of his shares in the same manner as the Trust. The business address of both the Trust and Mr. Friedman is 280 Park Avenue, East Building, 20th Floor, New York, New York 10017. The Trust owns 98,000 shares and Mr. Friedman owns 202,000 shares according to the 13-D.

(5)Includes options to purchase 250,000 shares at an exercise price of $1.13 per share.

(6)Includes 28,500 shares that Mr. Caskey owns jointly with his mother, over which Mr. Caskey exercises sole voting and investment power, and options to purchase 45,000 shares at exercise prices ranging from $1.00 to $4.69 per share.

(7)Includes options to purchase 75,000 shares at exercise prices ranging from $1.00 to $5.74 per share.

(8)Includes options to purchase 75,000 shares at an exercise price of $1.44 per share.

(9)Consists of the share listed in the table that are deemed to be beneficially owned by Messrs. R. Park Newton, Webb, Caskey, W. Aris Newton and Barnes.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16 of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than 10% of Company's Common Stock are required to file reports with the Securities and Exchange Commission on Forms 3, 4 and 5 with respect to their ownership of Common Stock and acquisitions and dispositions thereof. Based on a review of Forms 3, 4 and 5 submitted to the Company during the fiscal year ended June 30, 1996, the Company has ascertained that none of its officers, directors, or beneficial owners of more than 10% of the Company's Common Stock were delinquent in their Section 16 filings.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   The Company's Certificate of Incorporation, as amended, divides the Board of Directors into three classes. At the meeting, one Class II director will be elected to serve for a term of three years and until his successor is elected and qualified. The Board of Directors has nominated Mr. W. Aris Newton, the current Class II director, to stand for reelection at the meeting. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as a director of W. Aris Newton. Mr. Newton is presently available for election and is a member of the Board. If Mr. Newton should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute.

   Information concerning each of the Company's directors, including the Class II director standing for reelection, and executive officers is set forth below. R. Park Newton and W. Aris Newton are brothers.

   R. Park Newton, III, Chairman of the Board of Directors (age 53): Mr. Newton has been a Director of the Company since July 1986 and serves as a member of the Board's compensation committee. Mr. Newton served as President and Chief Executive Officer of the Company from its inception until August 15, 1994, when he resigned those positions and became Chairman of the Company's Board of Directors. Mr. Newton served as the Company's Secretary and Treasurer from February 1995 until September 1995 when Mr. Newton resigned from all officer positions of the Company and its subsidiaries. Mr. Newton has been engaged in the automotive equipment manufacturing and distributing business for over 15 years. Mr. Newton served as President of Autodynamics, Inc. since its inception in 1972. Autodynamics, Inc., an entity wholly-owned by Mr. Newton's father, has been engaged in the business of developing and marketing the technology comprising the Tire Matcher. Ride Control Systems, Inc., a corporation wholly-owned by Mr. Newton and his wife, has also been engaged in the business of developing and marketing the technology comprising the Tire Matcher. Mr. Newton has been engaged in various private business ventures during the past five years which have included, among other things, investments in real estate. Mr. Newton attended Clemson University.

   W. Aris Newton, Director and Vice President of the Company and President of Imeson Center, Inc. (age 44): Mr. Newton has been a Director of the Company since January 1992, a Vice President of the Company since April 1993, and has served as an employee in manufacturing and sales related capacities since 1988. Mr. Newton is a member of the Board's audit committee. Mr. Newton previously owned and operated Choate Newton Fertilizer Company from 1984 to 1988. Mr. Newton attended Clemson University.

   John L. Caskey, Director (age 51): Mr. Caskey has been a Director of the Company since March 1993. Mr. Caskey is a member of the Board's audit and compensation committees. Mr. Caskey has served since June 1985 as President and CEO of Casco, Inc., an investment Company that handles investments in mortgages, real estate, joint ventures and emerging companies. Mr. Caskey owns and operates Admiral Air, a company providing pneumatic tool repair. Mr. Caskey also served as President of All American Security, Inc. from July 1991 until November 1995 when it was sold. All American Security, Inc. provided home security for fire, health and theft through the use of monitoring and detection devices. Mr. Caskey received a bachelor's degree from the University of South Florida in 1972.

   W. Carey Webb, President and Chief Executive Officer of the Company (age
53): Mr. Webb was appointed President and Chief Executive Officer of the Company on August 15, 1994. Mr. Webb was an independent economic consultant to the Company pursuant to an Agreement for Consulting Services dated December 16, 1992 with respect to matters associated with the Confidential Settlement Agreement entered into with Sears. Prior to his employment by the Company in August 1994, Mr. Webb served as General Manager to TAW, Inc., a supplier of electrical components. Mr. Webb served as an independent economic and management consultant to various enterprises from 1991 to 1993 and, prior thereto, served as Executive Vice-President of Precision Enterprises, Inc., an entity that owns various automobile dealerships. Previously, Mr. Webb spent approximately 17 years at Linder Industrial Machinery, Inc. in various management capacities. Mr. Webb received a bachelors degree from Georgia Institute of Technology and a Masters of Business Administration from Emory University.

   Timothy R. Barnes, Vice President, Secretary, Treasurer and Chief Financial Officer (age 39): Mr. Barnes joined the Company on August 7, 1995 as Vice President and Chief Financial Officer. He was appointed Secretary/Treasurer on September 27, 1995. Prior to joining the Company, Mr. Barnes served as Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Medcross, Inc., a publicly-held company providing outpatient health care services. He is a certified public accountant and holds a Bachelor of Arts degree in Business Administration (Accounting) from the University of South Florida.

   Board of Directors and Board Committees. The Board of Directors held two formal meetings during the fiscal year ended June 30, 1997. All directors attended the meetings of the Board and Board committees on which they served during fiscal 1997. The Board of Directors has established two standing committees: an audit committee and a compensation committee. The Board does not have a nominating committee.

   Audit Committee. The audit committee is comprised of John L. Caskey and W. Aris Newton. The principal responsibilities of the audit committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the engagement of the Company's independent auditors and reviewing the annual audit with the auditors. The audit committee did not hold any meetings independent of meetings of the full board of directors during fiscal 1997.

   Compensation Committee. The compensation committee is comprised of R. Park Newton and John L. Caskey. The compensation committee is responsible for approving compensation arrangements for senior management. During fiscal 1997, the compensation committee did not hold any meetings independent of meetings of the full board of directors.

   Compensation of Directors. In April 1993, the Board of Directors adopted a policy whereby directors of the Company receive a $500 monthly allowance for attendance at Board and committee meetings, including meetings of its audit and compensation committees. Each director was paid $6,000 for services rendered as a director during the fiscal year ended June 30, 1997. While directors are entitled to reimbursement for reasonable travel expenses incurred in attending such meetings, no reimbursements were requested for meetings held during fiscal 1997. The monthly allowance was increased to $1,000 effective September 1997.

                            EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1997 to the Company's Chief Executive, its Chairman of the Board, and its Chief Financial Officer, (the "named executives"). No other executive officers had total salary and bonus that exceeded $100,000 during the fiscal year ended June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                             ------------------------------------
                                          Annual Compensation                        Awards              Payouts
                               -------------------------------------------   -----------------------  -----------
               (a)                (b)        (c)        (d)          (e)         (f)          (g)          (h)          (i)
                                                                   Other                 Securities
                                                                   Annual    Restricted   Underlying                 All Other
           Name and                                                Compen-      Stock      Options/       LTIP        Compen-
      Principal Position       Year        Salary<F1>  Bonus<F1> sation<F2>    Award(s)     SARs (#)      Payouts      sation
--------------------------     ----        ---------   --------  ---------   ----------   ----------   ----------    ------------
W. Carey Webb                  1997         $198,720    $50,000          *           $0            0           $0      $2,539<F3>
President and Chief            1996          190,000     50,000          *            0            0            0       1,969<F3>
Executive Officer              1995          172,500    169,635          *            0      250,000            0         990<F3>


R. Park Newton                 1997          186,300    100,000          *            0            0            0       7,413<F4>
Chairman of the Board          1996          180,000          0          *            0            0            0       6,000<F4>
                               1995          180,000          0    $18,376            0            0            0       6,000<F4>

Timothy R. Barnes              1997           82,800     25,000          *            0            0            0         442<F5>
Vice President, Secretary      1996           71,364          0          *            0       75,000            0           0
Treasurer and                  1995<F6>            0          0          0            0            0            0           0
Chief Financial Officer

* Less than 10% of salary and bonus.

<F1>
 Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.

<F2>
 Amounts shown include the cost of (i) Company provided automobiles and (ii)
  Company paid social and business club dues.

<F3>
 Represents the cost of life insurance in excess of $50,000 each year and $707 in 401(k) contributions in 1997.

<F4>
 Represents compensation for serving on the Board of Directors and $1,413 in 401(k) contributions in 1997.

<F5>
 Represents 401(k) contributions.

<F6>
 Mr. Barnes employment with the Company did not begin until August 7, 1995

     Options. No options were granted during the fiscal year ended June 30, 1997 to the named executives. The following table sets forth certain information with respect to options exercised during fiscal 1997 by the named executives and with respect to unexercised options held by each such person at the end of fiscal 1997.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES
                                                                                          Value of
                                                                                   Unexercised In-the-Money
                                                     Options/SARs at FY-End (#)   Options/SARs at FY-End ($)
                    Shares Acquired     Value       ---------------------------  ---------------------------
      Name          on Exercise (#)   Realized($)   Exercisable   Unexercisable  Exercisable   Unexercisable
------------------- ---------------   -----------   -----------   -------------  -----------   -------------

W. Carey Webb             None            N/A          250,000           0          $686,250          $0

R. Park Newton, III       None            N/A          300,000           0<F2>      $575,000           0<F2>

Timothy R. Barnes         None            N/A           75,000           0          $182,850           0

<F1>
 Based on closing bid price of the Company's Common Stock of $3.875 at June 30, 1997.

<F2>
 Mr. Newton also was awarded in 1994, by the Company's Special Compensation
  Committee, options to acquire 300,000 shares at an exercise price of $1.00 per share for a period of ten years from the date of grant. However, such options have not been issued as of the date of this proxy statement due to the requirements that the Company's full Board of Directors must first amend the Rights Plan in order to specifically allow the grant of the referenced options to Mr. Newton.

     Employment Contracts and Termination of Employment and Change-in-control Arrangements. On MarchE8, 1994, R. Park Newton, III, the Company's former President and Chief Executive Officer and currently Chairman of the Board and a director, entered into an employment agreement with the Company having a term of five years. Mr. NewtonOs current base salary is $192,600 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the BoardOs compensation committee. The employment agreement, as amended, also provides for a company provided automobile, comprehensive medical coverage and other fringe benefits. Pursuant to his employment agreement, in April 1994 the Company awarded Mr. Newton ten-year options to purchase 200,000 shares at an exercise price of $1.00 per share.

     The Company entered into an employment agreement with W. Carey Webb, whereby he became its President and Chief Executive Officer, commencing August 15, 1994 and continuing for a five year period. Mr. Webb's current base salary is $205,440 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. The employment agreement also provides for a performance/incentive bonus to be paid to Mr. Webb as determined by the Board of Directors or its compensation committee. As a signing bonus intended to induce Mr. Webb to accept the Company's offer of employment, the Company paid $169,635 to Mr. Webb. Additionally, the Company granted Mr. Webb non-qualified options with a ten-year term to acquire 250,000 shares of its Common Stock at an exercise price per share of $1.13. Options to acquire 100,000 shares vested in full upon Mr. Webb's execution of his employment agreement and the remaining options vest in 50,000 share increments when the average bid and asked prices for the Common Stock over a thirty-day period reach, respectively, $2.00. $4.00 and $6.00 per share. Based upon Mr. Webb's performance, the Board of Directors subsequently waived the remaining vesting requirements.

     Mr. Webb's employment agreement also obligated the Company to reimburse Mr. Webb for his reasonable legal fees incurred in connection with the negotiation and execution of his employment agreement, for reasonable moving expenses incurred in connection with his relocation to Tampa, Florida and for the amount, not to exceed $100,000, by which the net sales proceeds of the sale of his Lakeland residence are less than the appraised value of that residence. Mr. Webb's employment agreement also provides Mr. Webb with a Company automobile and reimbursement of related operating expenses, comprehensive medical coverage on Mr. Webb and his dependents, life insurance, long-term disability insurance, fees and expense for one downtown Tampa luncheon club and a country club, and vacation time of at least three weeks annually.

     The Company entered into an employment agreement with Timothy R. Barnes, whereby he became its Vice President and Chief Financial Officer, commencing August 7, 1995 and continuing for a one-year period. The employment agreement automatically renews for additional one-year periods unless either party provides a 90-day notice of non-renewal. Mr. Barnes' current base salary is $85,600 per year subject to review annually or more frequently, if appropriate, by the Board of Directors or the Board's compensation committee. Additionally, the Company granted Mr. Barnes non-qualified options with a ten-year term to acquire 75,000 shares of its Common Stock at an exercise price per share of $1.4375. Options to acquire 17,500 shares vested in full upon the completion of one-year of service and two-years of service. Of the remaining 40,000 shares, 15,000, 10,000, and 15,000 vest when the average bid and asked prices for the Common Stock over a thirty-day period reach, respectively, $2.50, $4.00 and $6.00 per share. Based upon Mr. Barnes' performance, the Board of Directors subsequently waived the remaining vesting requirements.

     In the event any of the executivesO employment is terminated for cause, the executive will be entitled to his accrued base salary and reimbursement for any expenses incurred through the date of termination. In the event the executive is terminated without cause, he will be entitled to his base salary accrued through the date of termination and reimbursement for expenses incurred through the date of termination, as well as base salary and fringe benefits which would have been payable during the remainder of the term of his employment agreement. Each of the executivesO employment agreements contain a non-compete provision under which the executive may not compete with the Company during the term of the agreement and, in the case of his termination for cause, for a period of six months thereafter. The executive also agrees during those same periods not to interfere with or seek to employ any of the Company's employees.

     Each of the executive are also entitled to certain payments upon a "change of control" of the Company. A "change of control" is deemed to have occurred in the event of (i) the acquisition by any person beneficially of 30% or more of the outstanding shares of voting capital stock, (ii) the sale or transfer of greater than 50% of the book value of the Company's assets, (iii) the merger, consolidation, share exchange or reorganization of the Company as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than 50% of the voting power of the capital stock of the surviving corporation, (iv) the commencement of a tender offer which, if successful, would result in a change of control, or (vi) a determination by the Board of Directors in view of then current circumstances or impending events that a change of control has occurred or is imminent. At any time within six months of the "change of control," or within three years following a "change of control" in the event that: (i) the executiveOs employment is terminated without cause; or (ii) he is removed from the offices he holds or (iii) his power and authority is reduced below that generally commensurate with the position of the offices he holds, or (iv) a Company-required relocation outside of Tampa, Florida, the executive is allowed to terminate the employment agreement and receive a one-time lump sum severance payment equal to two and nine-tenths times the total amount of the current annual base salary payable to him. Certain provisions limit and adjust the severance benefits payable to the executive following a "change of control" in the event counsel to the Company determines that such payments would constitute "parachute payments" within the meaning of the Internal Revenue Code of 1986, as amended. In the event of a "change of control", the executive shall also have the right to compel the Company to purchase any outstanding options at a price equal to the greater of $7.50 per share or the average of the closing bid and asked prices on the day preceding the "change of control."

     Indemnification of Company Officers and Directors. The Company has entered into Indemnity Agreements with each of its officers and directors under which the Company agrees to indemnify and hold the officers and directors harmless against all expenses, judgments, fines, penalties, etc. reasonably incurred by him in connection with his service to the Company; provided, however, that such indemnification only applies following a specific determination that the officers and directors acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interest of the Company and that such indemnification is otherwise proper under the provisions of the Delaware General Corporation Law.

      The Board of Directors previously authorized the advance of costs and expense incurred by R. Park Newton, III, the Company's current Chairman of the Board and a director, as well as those costs and expenses incurred by Douglas Gardner, Richard Russell, Charles Ross, Richard W. Brewer and George Crook, all of whom are former officers, directors, employees or agents of the Company, in connection with an investigation by the Securities and Exchange Commission. Such advances were conditioned on repayment if it was ultimately determined that the person on whose behalf the advance was made did not meet the statutory standards of conduct required for indemnification. Under Delaware law, such person may only be indemnified to the extent that they are determined to have acted in good faith and in a manner reasonably believed by them to be in the best interest of the Company. In connection with the Commission's investigation, the Company's Board of Directors engaged counsel to conduct an internal investigation of the matters underlying the Commission's investigation. Based upon such report on the matters raised by the Commission's investigation, the Board of Director's has discovered no evidence that the referenced officers, directors, employees and agents acted other than in good faith and in a manner which they reasonably believed to have been in the best interests of the Company in discharging their duties. Accordingly, the Board of Directors has determined that the referenced individuals are entitled to indemnification for costs and expenses incurred in connection with the Commission investigation referenced above.


                              PROPOSAL 2

      RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company has selected the firm of Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ending June 30, 1998. That firm has served as the auditors for the Company since 1993. The persons named in the enclosed form of proxy have advised the Board of Directors that it is their intention, unless otherwise instructed by the shareholders, to vote for the selection of Pender Newkirk & Company as such independent auditors. Representatives of Pender Newkirk & Company are not expected to be present at the annual meeting of shareholders.


                                 REQUIRED VOTE

  The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting is required to
(i) elect the director , and (ii) ratify the selection of Pender Newkirk & Company as the Company's independent auditors for the year ended June 30, 1998. Abstentions and broker non-votes will not be counted and have no effect.

  The Board of Directors recommends that stockholders execute their proxies FOR the adoption of both proposed Items 1 and 2.


                            ANNUAL REPORT

  A copy of the Company's annual report for the fiscal year ended June 30, 1997 accompanies this proxy statement. Additional copies may be obtained by writing to Timothy R. Barnes, Vice President and Chief Financial Officer, at 100 North Tampa Street, Suite 3575, Tampa Florida 33602.



                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should properly come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                        STOCKHOLDER PROPOSALS

  Regulations of the Securities and Exchange Commission require disclosure of the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy for the Company's 1998 annual meeting, a written copy of their proposal must have been received at the Company's principal executive offices no later than June 5, 1998. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials.


                       EXPENSES OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses in sending these proxy materials to beneficial owners. Proxies may be solicited by present or former directors, officers and other employees of the Company, who will receive no additional compensation therefor, through the mail and through telephone, fax, e-mail or telegraphic communications to, or by meetings with, stockholders or their representatives.

October 3, 1997

  STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.
                            EXCAL ENTERPRISES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned, having received the Proxy Statement for the Company's 1997 annual meeting relating to the proposals listed below, appoints W. Carey Webb and Timothy R. Barnes, and each or either of them, as proxies, with full power of substitution and resubstitution, to vote all shares of Common Stock of Excal Enterprises, Inc. which the undersigned is entitled to vote, in the manner specified.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS.


Proposal 1:    Election of Directors

  W. Aris Newton for a term expiring at the 2000 annual meeting of stockholders.
       __        __           __
       |__| FOR     |__| AGAINST     |__| ABSTAIN



Proposal 2: Relationship with Independent Certified Public Accountant

  Pender Newkirk & Company to serve as the independent certified public accountants for the Company for the current fiscal year ended June 30, 1998.
       __        __           __
       |__| FOR     |__| AGAINST     |__| ABSTAIN



                                        Should any other matters requiring a
                                        vote of the shareholders arise, the
                                        above-named proxies are authorized to
                                        vote the same in accordance with their
                                        best judgment in the interest of the
                                        Company.  The Board of Directors is
                                        not aware of any matter which is to be
                                        presented for action at the meeting
                                        other than the matters set forth
                                        herein.


                                        Dated: ________________ , 1997

                                        _______________________ (SEAL)

                                        _______________________ (SEAL)

                                        (Please sign exactly as name or names
                                        appear hereon. Executors,
                                        administrators, trustees or other
                                        representatives should so indicate
                                        when signing.)